SECURITIES AND EXCHANGE COMMISSION
                            SCHEDULE 14A INFORMATION
                           PROXY STATEMENT PURSUANT TO
              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant /  /

Check the appropriate box:
        /  /     Preliminary proxy statement
        /  /     Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
        /x /     Definitive Proxy Statement
        /  /     Definitive Additional Materials
        /  /     Soliciting Material Pursuant to Rule 14a-12

--------------------------------------------------------------------------------
                        RIDGEWOOD ELECTRIC POWER TRUST V
--------------------------------------------------------------------------------
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

 (1)    Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
 (2)    Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
 (4)    Proposed maximum aggregate value of transaction: $___________
--------------------------------------------------------------------------------
 (5)    Total fee paid: $_____________
--------------------------------------------------------------------------------
/ /     Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:
--------------------------------------------------------------------------------
(2)     Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------
(3)     Filing Party:
--------------------------------------------------------------------------------
(4)     Date Filed:
================================================================================

RIDGEWOOD POWER LLC
--------------------------------------------------------------------------------
Robert E. Swanson, President

TO:      All Ridgewood Power Shareholders                       November 5, 2001

RE:      Enclosed Consent Solicitation Statements

--------------------------------------------------------------------------------

Enclosed please find a Consent Solicitation Statement and Consent Form for each Ridgewood Power Trust in which you are an investor. We are sending the identical cover letter to Ridgewood Power Shareholders in each Trust. We are sending separate Consent Solicitation Statements and Consent Forms for each Trust in which you are an investor. About 70% of the Ridgewood Power Shares are owned by repeat investors (people in at least two programs). A large number of investors are in four, five, or all six Ridgewood Power Trusts. Some of you will receive one Consent Solicitation Statement, and must vote once; other Shareholders will receive multiple Consent Solicitation Statements and must vote once for each Ridgewood Trust that you own. If you do not vote, it has the same effect as a "no" vote. If you own shares in more than one Trust, voting on one Consent Form will only count for one Trust and not the others. You must complete each Trust's form.

THE PURPOSE OF THESE PROPOSALS

The legal and regulatory status of the respective Ridgewood Power Trusts have evolved over a period of approximately ten years. As a result, the individual terms and regulatory status of each individual Ridgewood Power Trust varies to some degree from the terms and status of each other Ridgewood Power Trust. Assuming that the proposals described in the Consent Solicitation Statements are approved by the required Shareholder vote in each of the six Trusts, the end result will be that the terms and regulatory status of all Ridgewood Power Trusts will all be the same. Thereafter, if we proceed to a consolidation of the Ridgewood Power Trusts, those activities can be more easily effectuated.

Presently, Ridgewood Power Trusts I, II, and III are regulated as Business Development Companies (BDC's) under the 1940 Investment Company Act. Trusts IV and V, The Ridgewood Power Growth Fund, and the Ridgewood/Egypt Fund are not regulated as BDC's (but are subject to other provisions of the securities laws). The purpose of these proposals is to have all of the Ridgewood Power Trusts have the same legal and regulatory status. Among other things enumerated in the Consent Solicitation Statements, Shareholders of Power Trusts I, II, and III are being asked to approve the elimination of BDC status for those three Trusts so that they will have the same status as the other four Trusts. In addition to eliminating BDC status, the Consent Solicitation Statements also include proposals that will amend the Declaration of Trust to eliminate provisions that were included to meet the BDC requirements. These include elimination of the requirement that the Trusts have a board, a majority of whose members are independent trustees.

Power Trust IV originally had been a BDC. In October 1996 Shareholders voted to approve termination of BDC status. As the Trust IV Consent Solicitation Statement enumerates, the Declaration of Trust continues to include provisions that were originally included to meet the requirements applicable to BDC's. These included a requirement of a board of independent trustees. We are now asking you to amend the Declaration of Trust to eliminate these requirements.

Power Trust V and The Growth Fund never elected BDC status in the first place. The Declaration of Trust for these two trusts included some provisions that were similar to those included for the Trusts that were BDC's, including an independent panel made up of independent members. In order to conform all of the Trusts, we propose to eliminate these provisions.

The Managing Shareholder believes that the elimination of BDC status for Trusts I, II and III, and the changes to the Declaration of Trust for all of the Trusts will simplify the operations of the Trusts and eliminate administrative burdens and expenses. Accordingly, the Managing Shareholder believes that the proposals are in the best interests of the Shareholders and recommends that the Shareholders vote for the proposals.

The Shareholders should note that compliance with the BDC requirements and approval of certain transactions by independent Trustees could provide certain benefits to the Shareholders. The Managing Shareholder believes that the benefits from the proposals outweigh any potential disadvantages and recommends that the Shareholders approve the proposals. The benefits and risks from the proposals are discussed in more detail in the Consent Solicitation Statement for your Trust.

PLEASE READ EACH CONSENT SOLICITATION STATEMENT CAREFULLY

DO NOT CONSIDER THIS LETTER as a summary or an explanation of the Consent Solicitation Statement. This letter is merely an introduction to them so that they have a context as you read them. We believe an introduction is particularly important for Shareholders who are receiving several Consent Solicitation Statements. We realize that there is a great deal to read.

We have separate Consent Forms for each Trust so that we may have an original ballot in the file for each Trust.

Thank you for your cooperation.


/s/ Robert E. Swanson

RIDGEWOOD ELECTRIC POWER TRUST V
947 Linwood Avenue, Ridgewood, New Jersey 07450-2939

                       NOTICE OF SOLICITATION OF CONSENTS

To the Investors of RIDGEWOOD ELECTRIC POWER TRUST V:

Notice is Hereby Given that Ridgewood Power LLC, the Managing Shareholder (the "Managing Shareholder"), is soliciting the consent of the holders of the Investor Shares of Ridgewood Electric Power Trust V, a Delaware business trust (the "Trust") to a proposal to amend the Trust's Amended Declaration of Trust (the "Declaration"). This proposal is being submitted to conform the Declaration to the declaration of trust of other funds managed by the Managing Shareholder. The proposals will eliminate provisions that require the Trust to have an independent review panel whose members would review certain affiliate transactions of the Trust. The Managing Shareholder intends to submit proposals to five other funds that are managed by the Managing Shareholder, three of which are business development companies, that would eliminate their independent trustees or panel members. The Managing Shareholder believes that approval of the amendment proposal will eliminate administrative burdens to which the Trust is currently subject and simplify the operations of the Trust.

Only Investors of record at the close of business on October 29, 2001, will be entitled to notice of the solicitation and to grant or withhold consents. The consents will be tabulated at the Managing Shareholder's principal offices, located at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939 at 5:00 p.m., prevailing local time, on Friday, December 7, 2001, or on such later date (but not later than January 7, 2002) to which the Managing Shareholder may adjourn the tabulation.


By order of the Managing Shareholder:               Mary Louise Olin, Secretary
November 5, 2001
                   -------------------------------------------

                           CONTENTS OF PROXY STATEMENT

                                                                            Page

Summary Of Proposal...........................................................1

Introduction..................................................................1

Proposal To Amend The Declaration To Eliminate Provisions That The Trust
 Have A Panel.................................................................2

Other Information.............................................................6

Exhibit A - Proposed Amendment to the Declaration of Trust

Exhibit B - Listing of Statutory Provisions Affected by Amendment Proposal

RIDGEWOOD ELECTRIC POWER TRUST V
947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
Telephone:  (201) 447-9000 fax:  (201) 447-0474

                                 PROXY STATEMENT
                          for Solicitation of Consents
                                November 5, 2001

--------------------------------------------------------------------------------

                               SUMMARY OF PROPOSAL
The consents of the Investors of Ridgewood Electric Power Trust V (the "Trust") are being requested to amend the Trust's Amended Declaration of Trust (the "Declaration") to eliminate provisions that require that the Trust have an Independent Review Panel (the "Panel") and that certain actions of the Trust be approved by the Panel. These consents are being solicited by the Managing Shareholder on behalf of the Trust.

The amendment to the Declaration will conform the Declaration to the declarations of trust of other funds managed by the Managing Shareholder. Proposals are simultaneously being submitted to investors of three other funds that are managed by the Managing Shareholder that are business development companies under the Investment Company Act of 1940 (the "1940 Act"). These proposals will withdraw the elections of such funds to be treated as business development companies. These proposals will also eliminate provisions of the declarations of trust of such funds that were included to comply with the requirements of the 1940 Act. These provisions included the requirement that these Ridgewood Funds have a board and independent trustees whose role, like that of the Panel, includes approval of certain affiliate transactions. Similar proposals to eliminate independent directors or panel members are also being submitted to the investors of two funds that are managed by the Managing Shareholder that, like the Trust, are not business development companies.
It is expected that this Notice of Solicitation of Consents and this Proxy Statement and the Consent Form will be mailed to Investors on or about November 5, 2001. Investors are asked to give their written consent to the amendment of the Declaration no later than December 7, 2001 (the "Response Date"), unless the Managing Shareholder extends the Response Date, by returning the enclosed consent form to the Trust at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939 or by faxing it to (201) 447-0474. The Managing Shareholder may extend the Response Date if it does not receive approval for the amendment of the Declaration on or prior to the expiration of the original Response Date. The written consent of the holders of a majority of the outstanding Investor Shares of the Trust (other than the Managing Shareholder and its affiliates) is required for approval of the proposals described herein. The remainder of this Proxy Statement contains important information regarding the amendment of the Declaration and Investors should read it in its entirety before deciding whether to give their written consent. Investors who wish further information may contact the Trust at the address above or by calling Mary Louise Olin, Vice President, at (201) 447-9000, or by e-mail at molin@ridgewoodpower.com. Amendments to the Declaration of Trust.

The Managing Shareholder has determined that it would be in the best interest of the Trust and its Investors to amend the Declaration, as described below. Under the current Declaration, the Trust is required to have a Panel whose members may not be affiliated with the Trust. Certain transactions must be approved by a majority of the members of the Panel (the "Panel Members").

The requirement that the Trust have a Panel was included in the Declaration so that there would be some independent review of transactions in which the Trust and another Ridgewood Fund would co-invest. However, the Trust has completed its investments and there are no other transactions (other than the possible Consolidation discussed below) required to be approved by the Panel. There is no statutory requirement for a Panel and the elimination of the Panel will simplify and reduce the cost of the operations of the Trust. The Managing Shareholder does not believe that the operations of the Trust will be adversely affected by the elimination of the Panel. The Managing Shareholder believes that it is no longer necessary to retain a Panel and that because there is no statutory requirement for a Panel, this requirement should be eliminated. Notwithstanding such elimination, the Managing Shareholder will continue to be subject to fiduciary duties to the Trust and the Investors.
Further, the amendment to the Declaration will conform the Declaration to the declarations of trust of other funds managed by the Managing Shareholder. Proposals are simultaneously being submitted to investors of three other Ridgewood Funds (as hereinafter defined) that are business development companies. These proposals will withdraw the elections of such funds to be treated as business development companies. These proposals will also eliminate provisions of the declarations of trust of such Ridgewood Funds that were included to comply with the requirements of the 1940 Act. Such provisions included the requirement that such Ridgewood Funds have a board and independent trustees whose role, like that of the Panel, includes approval of certain affiliate transactions. Similar proposals which would eliminate the requirement for independent trustees or independent panel members are also being submitted to the investors of two Ridgewood Funds that, like the Trust, are not business development companies.

Finally, the Managing Shareholder intends to propose a transaction under which the Trust and the other Ridgewood Funds would be consolidated into a new entity (the "Consolidation"). Initially, it is expected that the shares of the new entity would not be traded on a stock exchange. However, the Managing shareholder believes that, if market conditions are favorable, the new entity may seek to raise capital in the future and list its common stock on a national securities exchange. This transaction could also include an acquisition of the Managing Shareholder and Ridgewood Power Management LLC, which provides management service to the Ridgewood Funds, by the new entity. If the amendment of the Declaration to eliminate the Panel and the Panel Members are not approved, the contemplated Consolidation would require the Trust to retain, at its expense, separate legal counsel and separate investment bankers to advise the Panel Members in connection with the Consolidation. These additional procedures would result in a substantial increase in time and expense for the Trust and would delay or even prevent completion of the Consolidation. Certain Considerations in Connection with the Approval of the Proposal:

There may be potential benefits to the Investors from the review by Panel Members of transactions involving the Managing Shareholder. However, the Managing Shareholder believes that the factors described above outweigh these benefits. It should be noted that the Managing Shareholder may be subject to conflicts of interest in acting on behalf of the Trust and other Ridgewood Funds in considering and approving material transactions as described herein. However, if the amendments to the Declaration are approved certain of such transactions would require the approval of the holders of a majority of the outstanding Investor Shares of the Trust.

Forward-Looking Statements:

This Notice of Solicitation of Consents and Proxy Statement and the accompanying letter contain forward-looking statements. These forward-looking statements include statements concerning the Managing Shareholder's plans to propose the Consolidation transaction. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in these forward-looking statements. Risks and other factors that might cause such a difference include, but are not limited to, the effect of economic and market conditions; market conditions specifically applicable to the independent power business; and market conditions for debt and equity financing.
--------------------------------------------------------------------------------

                                  INTRODUCTION

The consent which is requested in the foregoing Notice of Solicitation of Consents is being solicited by Ridgewood Power LLC, the "Managing Shareholder" of Ridgewood Electric Power Trust V, a Delaware business trust (the "Trust"), with respect to a proposal to amend its Declaration to amend or eliminate provisions of the Declaration relating to the requirement that the Trust have a Panel, and that the approval of a majority of the Panel Members be obtained for certain transactions.

This proposal is being submitted to conform the Declaration to the declarations of trust of the other Ridgewood Funds. The Managing Shareholder has determined that it would be in the best interest of the Trust and its Investors that the Investors vote in favor of this proposal. The consents will be tabulated at 5:00 p.m., prevailing local time, on a date (the "Tabulation Date") which is the later of Friday, December 7, 2001 or a later date (but not later than January 7, 2002) to which the Managing Shareholder may adjourn the tabulation.

The mailing address and principal executive office of the Trust is 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939. Its telephone number is (201) 447-9000 and its facsimile number is (201) 447-0474. Consents must be given in writing and any consent given may be revoked by the Investor who gives the consent by notifying the Secretary of the Trust in writing at any time prior to the tabulation thereof. Consents and revocations may be mailed or delivered to the Trust at its principal executive office, as stated above, or may be sent by facsimile to the number stated above. All consents received will be tabulated unless revoked. The consents will be received at and will be tabulated at the principal executive office of the Trust. It is expected that the Notice of Solicitation of Consents and Proxy Statement and the form of consent will be mailed to Investors on or about November 5, 2001.

The close of business on October 29, 2001 has been fixed as the time for the determination of the Investors entitled to consent. Each share of beneficial interest in the Trust (an "Investor Share"), is entitled to one vote and fractional Investor Shares to corresponding fractional votes, except that any Investor Share owned by the Managing Shareholder or any person that controls, is controlled by or is under common control with the Managing Shareholder (an "Affiliate") will not be treated as outstanding and the holder thereof will not be entitled to consent. There are approximately 931 Investor Shares outstanding whose holders are entitled to consent in response to the Notice of Solicitation of Consents. Although there is no quorum for giving of consents, no action can be taken pursuant to this solicitation unless holders of a majority of the outstanding Investor Shares (excluding the Managing Shareholder and its affiliates) of the Trust entitled to consent, grant their consents to the action.

Votes made by consents returned prior to the Tabulation Date will be counted by the Managing Shareholder. Abstentions and failures by record holders to vote the shares owned by beneficial owners (including "broker non-votes") will not be counted as voting on the amendment proposal. Because the amendment proposal requires the vote of holders of a majority of the outstanding Investor Shares (excluding the Managing Shareholder and its affiliates) of the Trust entitled to consent, a failure to vote or a broker-non vote has the effect of a vote against the amendment proposal.

A copy of the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission (the " Commission"), including financial statements and schedules thereto, will be furnished by the Trust without charge to each person to whom this Proxy Statement is delivered, upon written or oral request of such person to the Trust at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, Attention: Secretary, or by telephone request to the Trust at (201) 447-9000 during normal business hours.

PROPOSAL TO AMEND THE DECLARATION TO ELIMINATE THE REQUIREMENT THAT THE TRUST HAVE A PANEL

Background

The Managing Shareholder or its affiliates act as manager to the Trust, three other funds which are business development companies, Ridgewood Electric Power Trust I, Ridgewood Electric Power Trust II and Ridgewood Electric Power Trust III, and three other funds which are not business development companies, Ridgewood Electric Power Trust IV, The Ridgewood Power Growth Fund and Ridgewood/Egypt Fund (collectively, the "Ridgewood Funds"). The Managing Shareholder proposes to amend the Declaration in order to conform it to the Declarations of the Trust for other Ridgewood Funds. Proposals are simultaneously being submitted to investors of three other Ridgewood Funds that are business development companies. These proposals will withdraw the elections of such Ridgewood Funds to be treated as business development companies. These proposals will also eliminate provisions of the declarations of trust of such Ridgewood Funds that were included to comply with the requirements of the 1940 Act. Such provisions included the requirement that such Ridgewood Funds have a board and independent trustees whose role, like that of the Panel, includes approval of certain affiliate transactions. Similar proposals which would eliminate the requirement for independent trustees or independent panel members are also being submitted to the investors of the two Ridgewood Funds that, like the Trust, are not business development companies. The Managing Shareholder believes that the Declaration should be similarly amended to conform the declaration of trusts and administrative requirements for all of the funds managed by the Managing Shareholder.

Reasons for the Amendments

Pursuant to the Declaration, the Trust is required to have a Panel, whose Panel Members may not be affiliated with the Trust. The approval of a majority of the Panel is required to approve any transaction (a "Ridgewood Program Transaction") material to the Trust in which both the Trust (or an entity in which the Trust has invested) and either (a) another investment program sponsored by the Managing Shareholder or an affiliate of the Managing Shareholder (a "Ridgewood Program") or (b) an entity controlled by a Ridgewood Program or Programs or (c) an entity in which a Ridgewood Program has invested is a party. In addition, the Declaration provides that the Managing Shareholder may elect to refer to the Panel other transactions in which the Managing Shareholder or its affiliates may have an interest. There is no requirement that any other transactions be submitted to the Panel.

Following the amendment of the Declaration, the Panel will no longer exercise these functions and the Trust will be managed solely by the Managing Shareholder. However, the consent of the holders of a majority of the outstanding Investor Shares of the Trust will be required for certain transactions with the Managing Shareholder and its affiliates.

The Managing Shareholder believes that the elimination of the Panel is in the best interest of the Investors. The requirement that the Trust have a Panel was included in the Declaration so that there would be some independent review of transactions in which the Trust and another Ridgewood Power Trust would co-invest in power plants or investment projects. However, the Trust has completed its investments. There is no statutory requirement for a Panel and there are no other transactions (except for the Consolidation) required to be approved by the Panel. The Managing Shareholder believes that the elimination of the Panel will simplify and reduce the cost of the operations of the Trust. The Managing Shareholder does not believe that the operations of the Trust will be adversely affected by the elimination of the Panel.

Moreover, the Managing Shareholder intends to propose a Consolidation transaction which could be affected if the amendment to the Declaration is not approved. In connection with such transaction, the Trust and the other Ridgewood Funds would be consolidated (the "Consolidation") into a new entity ("Newco"). Initially, it is expected that the shares of the new entity would not be traded on a stock exchange. However, the Managing shareholder believes that, if market conditions are favorable, the new entity may seek to raise capital in the future and list its common stock on a national securities exchange. This transaction could also include an acquisition of the Managing Shareholder and Ridgewood Power Management LLC, which provides management service to the Ridgewood Funds, by the new entity.

In the event that the contemplated Consolidation occurs without the proposed amendment to the Declaration being approved, substantial additional procedures would be required to enable the Panel Members to meet their fiduciary duties and minimize their risk of liability. Among other things, if the Panel Members remained, it would be necessary for the Trust to retain, at considerable expense, separate counsel and separate investment bankers to advise the Panel Members in connection with the Consolidation. The Consolidation would also require the Panel Members to spend substantially more time in performing their duties as Panel Members than was originally contemplated and would create a risk of liability to the Panel Members. These additional procedures could delay or even prevent the Consolidation.

In addition, regardless of whether the amendment to the Declaration is approved, the Consolidation will require the consent of the holders of at least a majority of the outstanding shares of each of the Ridgewood Funds pursuant to a consent solicitation statement/prospectus included in a registration statement filed under the Securities Act of 1933, as amended, and declared effective by the Commission. Investors should recognize that the Consolidation proposal is still in the preliminary stages and that the Managing Shareholder can make no assurances that the Consolidation will be consummated.

The review by the Panel of certain affiliate transactions of the Trust, may protect the Investors by providing an independent consideration of whether certain transactions are in the best interests of the Trust and whether the relevant terms are fair to the Trust. For example, in transactions between the Trust and the Managing Shareholder or other affiliates of the Trust, such as the Consolidation, the Managing Shareholder may have a conflict of interest.

If the proposal to amend the Declaration is approved and the Panel is eliminated, the Managing Shareholder will no longer be subject to its independent review in connection with Ridgewood Program Transactions. To the extent that conflicts of interest could be alleviated by such review, Investors may lose some protection. However, even in the absence of the Panel, the Managing Shareholder would still have to review such transactions and determine their fairness to the Investors. Moreover, the Managing Shareholder does not expect that the Trust will have any other material Ridgewood Program Transaction other than the Consolidation. The Managing Shareholder intends to also obtain a fairness opinion with respect to the Consolidation transaction. While the Managing Shareholder is subject to conflicts of interest, the Managing Shareholder believes that it will be able, in exercise of its fiduciary duties, to review and determine whether any proposed transaction is fair and in the best interests of the Investors.

In addition, the proposed amendment to the Declaration requires the approval of the holders of a majority of the outstanding Investor Shares of the Trust for certain transactions with affiliated parties (unless they only involve transactions with other Ridgewood Funds or transactions in the ordinary course of business pursuant to which the Managing Shareholder or its affiliates and any Ridgewood Fund jointly acquire goods or services from third parties, on an arm's length basis) such as the Consolidation, which may be considered a Ridgewood Program Transaction. The Managing Shareholder believes that the benefits associated with the elimination of the Panel Members, such as simplification of the Trust's operations and reduced operational and administrative costs, clearly outweigh any perceived detriment from the elimination of the Panel Members.

Potential Conflicts of Interests and Benefits to Related Parties

If the proposal to amend the Declaration is approved and a transaction between the Trust and any of its, or the Managing Shareholder's, affiliates is proposed by the Managing Shareholder, the Managing Shareholder might be considered to have potential conflicts of interest arising from its duties to the Trust and to itself, any of its affiliates, or any other Ridgewood Fund considering such transaction. However, as discussed below, such transactions would be subject to applicable laws, including laws governing conflicts of interest.

The Managing Shareholder may be considered to benefit from the elimination of the requirement that the Trust have a Panel if a Ridgewood Program Transaction is completed following such elimination. For example, if the Consolidation, which may be considered a Ridgewood Program Transaction, is completed following the amendment to the Declaration, the Managing Shareholder or its affiliates would receive common stock in the combined entity in exchange for its interest in the Trust and in the Management Company. Because the amendment to the Declaration will eliminate the requirement that the Panel approve Ridgewood Program Transactions, which may include the Consolidation, the amendment may increase the likelihood that affiliates of the Managing Shareholder will receive securities of the combined entity in connection with the Consolidation. In addition, the terms of a Consolidation may be more favorable to the Managing Shareholder and its affiliates than they would have been if the Panel reviewed the Consolidation. However, in the event that the amendment is approved, the holders of a majority of the outstanding Investor Shares of the Trust will still be required to separately approve any such Consolidation.

Amendment to Declaration

In summary, the amendment to the Declaration (the "Amendment"), the text of which is attached as Exhibit A, will eliminate from the Declaration of Trust the requirement that the Trust have a Panel, and terminate those functions previously exercised by the Panel. See - Reasons for the Amendment, above. Pursuant to the Amendment, the persons who previously served as Panel Members will be entitled to the same rights of exculpation, indemnification and reimbursement as they had prior to the Amendment. In addition, the Managing Shareholder has agreed to indemnify the Panel Members to the same extent.

Although the Trust will no longer be required to have a Panel, the Declaration will be amended to provide that an Affiliate Transaction (excluding transactions with other Ridgewood Funds and transactions in the ordinary course of business pursuant to which the Managing Shareholder or its affiliates and any Ridgewood Fund jointly acquire goods or services from third parties, on an arm's length basis) must be approved by the holders of a majority of the outstanding Investor Shares of the Trust. The Consolidation, for example, would require the approval of the holders of a majority of the outstanding Investor Shares of the Trust. The Amendment defines an "Affiliate Transaction" as a transaction with a Managing Person (which includes the Managing Shareholder and its affiliates, and excludes any existing and new Ridgewood Funds). If the Declaration is amended, transactions between the Trust and other Ridgewood Funds in which the Managing Shareholder was not a party would not necessarily require investor approval even though such transactions might involve a potential conflict of interest for the Managing Shareholder and even though prior to the amendment such transaction would have required approval by the Panel or the Investors.

Copies of the Declaration of Trust reflecting all changes proposed by this Proxy Statement are available from the Trust without charge on request by any Investor. Requests should be made to the Trust at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, Attention: Secretary, or by telephone to the Trust at
(201) 447-9000 during normal business hours.

Federal Income Tax Consequences

The amendment of the Declaration will not have any federal income tax consequences to the Investors.

Absence of Dissenter's Rights

There are no dissenter's or appraisal rights with respect to the amendment of the Declaration, which means that Investors who do not grant their consent to the amendment of the Declaration do not have the right to receive payment of the fair value of their shares.

No Additional Anti-Takeover Effects

The amendment of the Declaration will not cause the Trust to be subject to any business combination statute limiting the ability of corporations to merge with or enter into transactions involving interested stockholders and the proposed amendment of the Declaration does not contain provisions making a change of control of the Trust more difficult.

Vote to Approve

Approval of the amendment of the Declaration proposals requires the affirmative vote of the holders of a majority of the outstanding Investor Shares (excluding the Managing Shareholder and its affiliates) of the Trust entitled to consent, such amendment will be effective as to all Investors. In addition, the Managing Shareholder has consented to the amendments to the Declaration.

THE MANAGING SHAREHOLDER RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE DECLARATION.

Ownership of Securities by Directors, Executive Officers and Certain Beneficial Owners

To the knowledge of the Trust, no person owns of record or beneficially more than 5% of the Trust's Investor Shares.

The following information pertains to the Investor Shares of the Trust beneficially owned, directly or indirectly, by the Managing Shareholder, the Panel Members, and executive officers individually and by all those persons as a group. Each person named has an address c/o the Trust at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939.

--------------------------------------------------------------------------------
 Shareholder             Name              Amount and nature of         Percent
                                           beneficial ownership
                                           (Investor Shares)
--------------------------------------------------------------------------------
Managing Shareholder   Ridgewood Power LLC        1.660                  .2
with Affiliates (a)
--------------------------------------------------------------------------------
                       Joseph Ferrante             0                     0
Panel Members          Ralph Hellmold             .568                   .1
                       Jonathan Kaledin            0                     0
--------------------------------------------------------------------------------
All current directors and executive officers as a  2.228                 .3
group (8) (a):
--------------------------------------------------------------------------------

(a) Mr. Swanson is the sole manager of the Managing Shareholder and beneficially owns all of its equity. He, therefore, beneficially owns all Investor Shares held by the Managing Shareholder.


OTHER INFORMATION

Cost of Consent Solicitation

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Solicitation and form of consent will be borne by the Trust. The Trust will request nominees and fiduciaries to forward the proxy material to the beneficial owners of the Investor Shares held of record by such persons, and the Trust will reimburse them, upon request, for reasonable expenses incurred in connection therewith. In addition to solicitation by mail, the Company' directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews.

Other Matters

No other business is to be presented pursuant to this Proxy Statement or the solicitation of consents.

Shareholder Proposals

No annual meeting of the Trust is provided for by the Declaration and the Trust does not currently contemplate that any special meeting of or further consent solicitation of Investors (except for any special meeting of or consent of Investors relating to the Consolidation) will occur. In the event that an Investor meeting or consent solicitation were to occur in the future, Investors wishing to present proposals for inclusion in proxy materials may do so within a reasonable time prior to the record date of the consent solicitation or special meeting. Inclusion of proposals is subject to federal laws and regulations governing proxy solicitations, which give the Trust in certain cases the right to refuse to include a proposal. There is no assurance that any proposal, if submitted, will be included in proxy materials or will be presented for consideration by Investors.

Transfer Agent and Shareholder Information

The transfer agent for the Investor Shares is the Managing Shareholder, located at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939 and its telephone number is (201) 447-9000. For information concerning the Trust, please contact the Secretary of the Trust, Mary Louise Olin, at the Trust's principal executive offices.

On Behalf of the Managing Shareholder:              Robert E. Swanson, President
Ridgewood, New Jersey                               November 5, 2001

                                    EXHIBIT A

                                 AMENDMENT NO. 1
                       TO THE AMENDED DECLARATION OF TRUST
                       OF RIDGEWOOD ELECTRIC POWER TRUST V

This AMENDMENT NO. 1 (the "Amendment") to the Amended Declaration of Trust, dated as of July 19, 1996, of Ridgewood Electric Power Trust V, a Delaware business trust (the "Trust"), is made by Ridgewood Energy Holding Corporation, a Delaware corporation which is the Corporate Trustee of the Trust (the "Corporate Trustee"), as of ___________, 2001.

                                    RECITALS

The Corporate Trustee has entered into the Amended Declaration of Trust, dated as of July 19, 1996 (the "Prior Declaration") for the benefit of the persons admitted as Investors under the terms of the Prior Declaration. Capitalized terms not defined in this Amendment shall have the meanings assigned to them by the Prior Declaration. The Prior Declaration, as modified by this Amendment, is referred to as the "Declaration."

The Managing Shareholder has submitted this Amendment to the Investors on November 5, 2001. The consents of the Investors were tabulated ___________ __, 2001, at which time the Trust determined that this Amendment had received the consent of the Investors required under Sections 15.8(b) and 15.2(b) of the Prior Declaration.

NOW THEREFORE, pursuant to the proposal of the Managing Shareholder and the consent of holders of a majority of the outstanding Investor Shares of the Trust (excluding the Managing Shareholder and its affiliates) the Corporate Trustee adopts this Amendment to the Prior Declaration as follows:

A. Authorization to Enter into Affiliate Transactions.

(a)  Section  1.8 of the Prior  Declaration  is amended by adding the  following
Section 1.8(i):

(i) To engage in Affiliate Transactions, subject to the requirements of Section 12.14(a).

(b) Article 2 of the Prior Declaration is amended by adding the following definitions:

"Affiliate Transaction" -- An "Affiliate Transaction" is any transaction with a Managing Person, provided, however, that for purposes of the definition of Affiliate Transaction (i) no Ridgewood Fund shall be deemed to be a Managing Person, and (ii) no transaction in the ordinary course of business pursuant to which a Managing Person and any Ridgewood Fund jointly acquire goods or services from third parties, on an arm's length basis, shall be deemed to be an Affiliate Transaction.

"Ridgewood Funds" - A "Ridgewood Fund" is each of:

(a) The Trust;

(b) Ridgewood Electric Power Trust I;

(c) Ridgewood Electric Power Trust II;

(d) Ridgewood Electric Power Trust III;

(e) Ridgewood Electric Power Trust IV;

(f) The Ridgewood Power Growth Fund;

(g) and Ridgewood/Egypt Fund; and

(h) any other investment program sponsored by the Managing Shareholder or an Affiliate of the Managing Shareholder.

B. Conforming Changes to the Declaration

(a) The definitions of "Panel", "Panel Members", "Ridgewood Program", and "Ridgewood Program Transaction" contained in Article 2 of the Prior Declaration are deleted in their entirety.

(b) The definition of "Managing Person" contained in Article 2 of the Prior Declaration is amended as set forth below:

"Managing Person" - Any of the following: (a) Trust officers, agents, or Affiliates, the Managing Shareholder, the Corporate Trustee [DELETION: , Panel Members], RPMC or other Affiliates of the Managing Shareholder or the Corporate Trustee and (b) any directors, officers or agents of any organizations named in
(a) above when acting for the Corporate Trustee, the Managing Shareholder or any of their Affiliates on behalf of the Trust.

(c) Section 3.5(b) (Liability and Obligations of Managing Shareholder to Trust and Shareholders) of the Prior Declaration is amended as set forth below:

No act of the Trust shall be affected or invalidated by the fact that a Managing Person may be a party to or has an interest in any contract or transaction of the Trust if the interest of the Managing Person has been disclosed or is known to the Shareholders or such contract or transaction is at prevailing rates or is on terms at least as favorable to the Trust as those available from persons who are not Managing Persons or is an Affiliate Transaction authorized under Section 12.14(a) [DELETION: a Ridgewood Program Transaction authorized under Section 12.14(d)].

(d) Section 3.6(c) (indemnification of Panel Members) of the Prior Declaration is deleted in its entirety.

(e) Section 3.8 (Dealings with the Trust) of the Prior Declaration is amended as set forth below:

3.8 Dealings with Trust. With regard to all rights of the Trust and all actions to be taken on its behalf, the Trust and not the Corporate Trustee, nor the Managing Shareholder, nor the [DELETION: Panel Members, nor the ] Trust's officers and agents, nor the Investors shall be the principal and the Trust shall be entitled as such to the extent permitted by law to enforce the same, collect damages and take all other action. All agreements, obligations and actions of the Trust shall be executed or taken in the name of the Trust, by an appropriate nominee, or by the Corporate Trustee as trustee but not in its individual capacity. Money may be paid and property delivered to any duly authorized officer or agent of the Trust who may receipt therefor in the name of the Trust and no person dealing in good faith thereby shall be bound to see to the application of any moneys so paid or property so delivered. No entity whose securities are held by the Trust shall be affected by notice of such fact or be bound to see to the execution of the Trust or to ascertain whether any transfer of its securities by or to the Trust or the Corporate Trustee is authorized.

(f) Section 12.8 (Obligations of the Managing Shareholder, Panel Members and Corporate Trustee) of the Prior Declaration is amended as set forth below:

12.8 Obligations Not Exclusive. The Managing Shareholder[ DELETION: , the Panel Members] and the Corporate Trustee shall be required to devote only such part of their time as is reasonably needed to manage the business of the Trust or discharge their duties, it being understood that the Managing Shareholder [DELETION: , the Panel Members] and the Corporate Trustee have and shall have other business interests and therefore shall not be required to devote their time exclusively to the Trust. The Managing Shareholder [DELETION: , the Panel Members] and the Corporate Trustee shall in no way be prohibited from or restricted in engaging in, or possessing an interest in, any other business venture of a like or similar nature including any venture involving the independent power industry. Nothing in this Section 12.8 shall relieve the Managing Shareholder of other fiduciary obligations to the Investors, except as limited in Article 3. Notwithstanding anything to the contrary contained in this Article or elsewhere in this Declaration, the Managing Shareholder shall have no duty to take any affirmative action with respect to management of the Trust business or the Trust Property which might require the expenditure of monies by the Trust or the Managing Shareholder unless the Trust is then possessed of such monies available for the proposed expenditure. Under no circumstances shall the Managing Shareholder be required to expend its own funds in connection with the day to day operation of Trust business.

(g) Section 12.9 (Right to Deal with Affiliates) of the Prior Declaration is amended as set forth below:

12.9 Right to Deal with Affiliates. No act of the Trust shall be affected or invalidated by the fact that a Managing Person may be a party to or have an interest in any contract or transaction of the Trust, provided that the fact of the Managing Person's interest shall be disclosed or shall have been known to the Shareholders or the contract or transaction is at prevailing rates or on terms at least as favorable to the Trust as those available from persons who are not Managing Persons or has been approved [INSERTION: in accordance with Section
12.4 ] [DELETION: by the vote of an Independent Panel or of a Majority of the Investors].

(h) Section 12.12 (Indemnification of Placement Agent) of the Prior Declaration is amended as set forth below:

12.12 Indemnification of Placement Agent. (a) The Placement Agent shall not have any duty, responsibility or obligation to the Trust [DELETION:, the Panel Members,] the Corporate Trustee or any Shareholder as a consequence of its right to receive any selling commissions or placement agent fees from the Trust in connection with any offering of Shares, except to the extent provided under the Act. The Placement Agent has not assumed, and will not assume, any responsibility with respect to the Trust nor will it be permitted by the Trust to assume any duties, responsibilities or obligations regarding the management, operations or any of the business affairs of the Trust, subsequent to any offering of Shares.

(b) The Placement Agent shall be indemnified and held harmless by the Trust against any losses, damages, liabilities or costs (including attorneys' fees) arising from any threatened, pending or completed action, suit, claim or proceeding by any Shareholder against the Placement Agent (except as may be limited by the Act or applicable state statutes, including, but not limited to, the Massachusetts Securities Act and the Tennessee Securities Act), based upon the assertion that the Placement Agent has any continuing duty or obligation, subsequent to any offering of Shares, to the Trust [DELETION: , the Panel Members], the Corporate Trustee or any Shareholder or otherwise to monitor Trust operations or report to Investors concerning Trust operations.

(i) The Prior Declaration is amended by deleting the existing Section 12.14 and inserting the following language in lieu thereof:

12.14 Approvals by a Majority of the Shares. The Trust shall not engage in any new Affiliate Transaction except after approval by a Majority of the Investors.

(j) Section 15.9 (Bonds and Accounting) of the Prior Declaration is amended as set forth below:

15.9 Bonds and Accounting. The Corporate Trustee and other Managing Persons shall not be required to give bond or otherwise post security for the performance of their duties and the Trust waives all provisions of law requiring or permitting the same. No person shall be entitled at any time to require the Corporate Trustee [DELETION: , the Panel Members,] the Trust or any Shareholder to submit to a judicial or other accounting or otherwise elect any judicial, administrative or executive supervisory proceeding applicable to non-business trusts.

(k) Section 15.10 (Binding Effect) of the Prior Declaration is amended as set forth below:

15.10 Binding Effect. This Declaration shall be binding upon and shall inure to the benefit of the Shareholders (and their spouses if the Shares of such Shareholders shall be community property) as well as their respective heirs, legal representatives, successors and assigns. This Declaration constitutes the entire agreement among the Trust, the Corporate Trustee [DELETION:, the Panel Members, and] the Shareholders with respect to the formation and operation of the Trust, other than the Subscription Agreement entered into between the Trust and each Investor and the Management Agreement.

C. Other Changes

(a) The definition of "1940 Act" contained in Article 2 of the Prior Declaration is deleted in its entirety.

(b) Section 12.4(h) of the Prior Declaration (allowing Managing Shareholder, if the Trust elects to become a business development company, to take actions to maintain the Trust's status as a business development company under the 1940
Act) is deleted in its entirety.

D. Construction of Amendment

The Managing Shareholder has power to construe this Amendment and to act upon any such construction. Its construction of those matters and any action taken pursuant thereto by the Trust or a Managing Person in good faith shall be final and conclusive.

E. Effect of Amendment on Panel Members

The persons serving as Panel Members prior to the effectiveness of this Amendment shall be deemed to no longer serve as Panel Members of the Trust effective as of the date of this Amendment. Notwithstanding anything in this Amendment to the contrary, the persons who served as Panel Members shall be entitled to the same rights of exculpation, indemnification and reimbursement (including, without limitation, the right to receive advances of expenses) as they had under the Prior Declaration, and to all of the benefits of the provisions of Article 3 of the Prior Declaration, with respect to (i) any act taken or omitted by them in their capacities as Panel Members, and (ii) any liability incurred or claim or liability asserted against them, regardless of when incurred or asserted, in connection with their serving or having served as Panel Members of the Trust; it being the intent of this provision that the rights of the persons who served as Panel Members (as opposed to their power and authority to take action on behalf of or in connection with the management of the Trust after the effective date of this Amendment) shall not be diminished or impaired in any respect.

IN WITNESS WHEREOF, the Corporate Trustee has executed this Amendment as of the ___ day of _________________, 2001.

                                           RIDGEWOOD ENERGY HOLDING CORPORATION

                                           By:
                                           Name:
                                           Title:

                                  CONSENT FORM

     Reference is made to the Proxy Statement/Consent Solicitation Statement dated November 5, 2001, sent with this Consent Form to obtain your consent to the proposed amendments (the "Amendments") to the declaration of trust (the "Declaration of Trust") of Ridgewood Electric Power Trust V (the "Trust"). The undersigned hereby votes as set forth below with respect to all beneficial interests in the Trust ("Investor Shares") which the undersigned may be entitled to vote.

     Please put an "X" in the appropriate box to vote "FOR" the Amendments, "AGAINST" the Amendments or to "ABSTAIN" from voting with respect to the Amendments.

[__] "FOR" the Amendments.   [__] "AGAINST" the Amendments. [__] "ABSTAIN" from
                                                                  voting with
                                                                  respect to the
                                                                  Amendments.

This Consent Form must be completed and returned to the Trust in the postage prepaid envelope provided prior to 5:00 p.m., Eastern time, on December 7, 2001 or such later date as may be selected by the managing shareholder of the Trust.

------------------------------              -----------------------------------
Signature of Investor     Date           Signature of Co-owner (if any)     Date

           MAILING LABEL                      PLEASE DATE; SIGN EXACTLY AS
  (Includes name of the Trust)                YOUR NAME APPEARS ON THE
                                              MAILING LABEL, UNLESS YOUR
                                              NAME IS PRINTED INCORRECTLY.

         TO SUBMIT YOUR VOTE, MAIL THIS CONSENT FORM IN THE ENVELOPE PROVIDED; NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES; OR FAX TO 800-419-3336.

         If you sign and return this Consent Form without indicating a vote, you will be deemed to have voted "FOR" the Amendments.

         By signing this Consent Form, you hereby acknowledge receipt of the Proxy Statement/Consent Solicitation Statement dated November 5, 2001, furnished herewith.

                  IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN COMPLETING THE CONSENT FORM, PLEASE CALL MARY LOUISE OLIN AT (800) 9442-5550.